                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                     THE PENN TRAFFIC COMPANY
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 17, 2002

      The Annual Meeting of Stockholders of The Penn Traffic Company (the "Company") will be held on Wednesday, July 17, 2002, at 1:00 p.m., Eastern Standard Time, at the Wyndham Hotel, 6301 Route 298, East Syracuse, New York 13057, for the following purposes:

      1. To elect nine directors for terms expiring at the 2003 Annual Meeting of Stockholders;

      2. To consider and take action upon a proposal to ratify the selection of PricewaterhouseCoopers LLP, independent certified public accountants, as the Company's auditors for the fiscal year ending February 1, 2003; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Holders of common stock of the Company are entitled to vote for the election of directors and on each of the other matters set forth above.

      The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on May 20, 2002, as the record date for determining stockholders entitled to notice of and to vote at the meeting. You are cordially invited to attend the meeting in person. A report will be made to you on the status of the Company's affairs. We will also provide you with an opportunity for questions and comments.

                                          By Order of the Board of Directors
                                          FRANCIS D. PRICE, JR.
                                          Secretary

May 30, 2002
Syracuse, New York

--------------------------------------------------------------------------------

                                    IMPORTANT
     Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed form of proxy and return it without delay in the enclosed envelope.  Your proxy can be revoked at any time prior to its being voted by giving written notice of revocation to the Secretary of the Company, by giving a later dated proxy, or by voting at the meeting in person.
--------------------------------------------------------------------------------

                  T H E  P E N N  T R A F F I C  C O M P A N Y

                           1200 State Fair Boulevard
                         Syracuse, New York 13221-4737

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 17, 2002

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Penn Traffic Company, a Delaware corporation (the "Company" or "Penn Traffic"), for use at the Annual Meeting of Stockholders to be held on Wednesday, July 17, 2002, at 1:00 p.m., Eastern Standard Time, at the Wyndham Hotel, 6301 Route 298, East Syracuse, New York 13057. The approximate date on which this Proxy Statement is first being mailed to stockholders is May 30, 2002.

      You are requested to complete, date and sign the accompanying proxy card and return it promptly to the Company in the envelope provided. Proxies duly executed and received in time for the meeting will be voted in accordance with the instructions thereon. Any stockholder who has given a proxy may revoke it at any time prior to its being voted by giving written notice of revocation to the Secretary of the Company, by giving a later dated proxy, or by voting at the meeting in person.

      The Board of Directors has fixed the close of business on May 20, 2002 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting. The stock transfer books of the Company will not be closed. As of the record date, the Company had outstanding 20,058,264 shares of common stock, par value $.01 per share (the "Common Stock"), the holders of which are entitled to one vote per share.

                          1.    ELECTION OF DIRECTORS

      Pursuant to the Company's certificate of incorporation and by-laws, the terms of office of each director shall expire at the next Annual Meeting following the director's election. The Company's certificate of incorporation and by-laws fix the total number of members of the Company's Board of Directors at no less than two or more than ten. Currently, the Board of Directors consists of nine members. The Board of Directors has decided that it will nominate the nine current directors for election at the Annual Meeting. Your proxy cannot be voted at the Annual Meeting for a greater number of nominees.

      The following individuals have been nominated by the Board of Directors for election as directors at the 2002 Annual Meeting, each to serve for a term of one year, until the 2003 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

        Byron E. Allumbaugh                 Gabriel S. Nechamkin
        Kevin P. Collins                    Lief D. Rosenblatt
        Joseph V. Fisher                    Mark D. Sonnino
        Martin A. Fox                       Peter L. Zurkow
        David B. Jenkins

      Proxies in the enclosed form received from holders of Common Stock will be voted for the election of the nine nominees named above as directors of the Company unless stockholders indicate otherwise. If any of the foregoing nominees is unable to serve for any reason (which event is not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as determined by the holders of such proxy, unless stockholders indicate otherwise. Directors will be elected by an affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Thus, those nominees who receive the nine highest numbers of votes for their election as directors will be elected, regardless of the number of shares that are not voted for the election of such nominees. Shares with respect to which authority to vote for any nominee or nominees is withheld or broker non-votes will not be counted in the total number of shares voted for such nominee or nominees.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NINE NOMINEES AS DIRECTORS OF THE COMPANY.

      The following information includes the age, the year in which first elected as a director of the Company, the principal occupation, and other directorships of each of the nominees named for election as directors.

Byron E. Allumbaugh                 Mr. Allumbaugh is a business
Age: 70                             consultant.  Mr. Allumbaugh was the Chairman and
Director since 1999                 Chief Executive Officer of the former Ralphs Grocery
                                    Company from 1976 until he retired in
                                    1997.  Mr. Allumbaugh serves as a Director of CKE
                                    Restaurants, Inc. (quick-service restaurant company),
                                    El Paso Energy Company (natural gas and energy
                                    company), Galyan's Trading Co. (sporting goods
                                    company) and The Pantry (convenience store chain).

Kevin P. Collins                    Mr. Collins has been a member and a Principal of The
Age: 51                             Old Hill Company LLC (financial advisory services
Director since 1999                 company) since 1997.  Mr. Collins was a Principal of
                                    JHP Enterprises, Ltd. (financial advisory services)
                                    from 1991 to 1997.  Mr. Collins serves as a Director
                                    of Key Energy Services, Inc. (provider of oilfield
                                    services to the oil and gas industry), London Fog
                                    Industries, Inc. (apparel company), and Metretek
                                    Technologies, Inc. (provider of information services
                                    to the energy industry).

Joseph V. Fisher                    Mr. Fisher has been a Director and the President and
Age: 60                             Chief Executive Officer of the Company since
Director since 1998                 November 1998.  From 1992 to November 1998
                                    Mr. Fisher held senior management positions with
                                    Big V Supermarkets, Inc. ("Big V"), a regional
                                    supermarket company operating primarily under the
                                    ShopRite name, including President and Chief Executive
                                    Officer from 1995 to 1998, Executive Vice President -
                                    Marketing and Operations and Chief Operating Officer
                                    from 1994 to 1995, Senior Vice President - Marketing
                                    and Operations from 1993 to 1994 and Vice President -
                                    Store Operations from 1992 to 1993.  He also served as
                                    a Director of Big V from 1993 to 1998.  Prior to
                                    joining Big V, Mr. Fisher was employed by Purity
                                    Supreme, Inc. (supermarket company), from 1973 to 1991
                                    in various management positions, including Senior Vice
                                    President - Supermarkets from 1985 to 1991.

Martin A. Fox                       Mr. Fox has been Executive Vice President of the
Age: 49                             Company since February 2000 and Chief Financial
Director since 1993                 Officer since June 1999.  Mr. Fox was also Vice
                                    Chairman of the Executive Committee from June 1999
                                    until January 2000 and Vice Chairman - Finance of the
                                    Company from 1993 until June 1999.  Mr. Fox was a Vice
                                    President of the Company from 1989 until
                                    1993.  Mr. Fox was a First Vice President of
                                    PaineWebber, Inc., from 1986 to 1988.  From 1979 to
                                    1986, Mr. Fox was employed by Citicorp in various
                                    positions, including Vice President.

David B. Jenkins                    Mr. Jenkins is a business consultant.  Mr. Jenkins was
Age: 71                             President and Chief Executive Officer of Shaw's
Director since 2000                 Supermarkets, Inc., from 1982 until his retirement as
                                    President and CEO in 1993, and was Chairman of the
                                    Board until 1995.  Mr. Jenkins serves as a Director of
                                    Citizens Capital, Inc. (venture capital company), and
                                    The Foreside Company (home furnishings
                                    company).  Mr. Jenkins served as a Director of
                                    J. Sainsbury International (parent company of Shaw's
                                    and a British supermarket company) from 1994 to
                                    1995.  Mr. Jenkins also served as a Director of
                                    Nabisco Holdings Corp. and Nabisco Group Holdings
                                    Corp. (food manufacturing company) from 1996 to 2000.

Gabriel S. Nechamkin                Mr. Nechamkin is a Principal of Satellite Asset
Age: 44                             Management, L.P.  He was previously employed at Soros
Director since 1999                 Fund Management LLC from 1988 through 1999, most
                                    recently as Managing Director and Head of Trading for
                                    the Arbitrage, High Yield and Distressed Securities
                                    Department.

Lief D. Rosenblatt                  Mr. Rosenblatt is a Principal of Satellite Asset
Age: 48                             Management, L.P.  He was previously employed at Soros
Director since 1999                 Fund Management LLC from 1988 through 1999, most
                                    recently as Managing Director and Head of the
                                    Arbitrage, High Yield and Distressed Securities
                                    Department.

Mark D. Sonnino                     Mr. Sonnino is a Principal of Satellite Asset
Age: 41                             Management, L.P.  He was previously employed at Soros
Director since 1999                 Fund Management LLC from 1988 through 1999, most
                                    recently as Managing Director and Head of Research for
                                    the Arbitrage, High Yield and Distressed Securities
                                    Department.  Mr. Sonnino serves as a Director of AMF
                                    Bowling Worldwide, Inc. (sporting goods company).

Peter L. Zurkow                     Mr. Zurkow has been Chairman of the Board of the
Age: 48                             Company since June 1999.  Since January 2002,
Director since 1999                 Mr. Zurkow has been a Managing Director of
                                    Investec, Inc. (investment banking firm).  From April
                                    2001 to December 2001, Mr. Zurkow was a private
                                    investor.  From 1992 to April 2001, Mr. Zurkow was a
                                    Managing Director of UBS Warburg (January 2001 to
                                    April 2001) and its predecessor firm,
                                    PaineWebber, Inc. (1992 to 2000).  He served as a
                                    Director of Streamline, Inc. (online grocery company)
                                    from 1997 to 1998, Kash N' Karry Supermarkets from
                                    1994 to 1996 and E-artgroup.com (online art dealer)
                                    from 1999 to 2000.

      There are no family relationships among the directors and executive officers of the Company.

      On March 1, 1999 (the "Petition Date"), Penn Traffic and certain of its subsidiaries filed petitions for relief (the "Bankruptcy Cases") under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On May 27, 1999, the Bankruptcy Court confirmed the Company's Chapter 11 plan of reorganization (the "Plan") and on June 29, 1999, the Plan became effective. The Bankruptcy Cases were commenced in order to implement a prenegotiated financial restructuring of the Company. Messrs. Fisher and Fox served as executive officers and directors of Penn Traffic on the Petition Date.

      The Board of Directors held 14 meetings in the fiscal year ended
February 2, 2002 ("Fiscal 2002"). Each director in office attended at least 75% of the total number of meetings of the Board of Directors of the Company and of the committees of such Board on which he served, except Mr. Rosenblatt.

      The current members of the Executive Committee are Messrs. Fisher and Fox. The Executive Committee did not hold any formal meetings during Fiscal 2002 but did act by its written consent. The Executive Committee may exercise certain powers of the Board of Directors regarding the management and direction of the business and affairs of the Company when the Board of Directors is not in session. All action taken by the Executive Committee is reported to and reviewed by the Board of Directors.

      The current members of the Compensation Committee are Messrs. Allumbaugh, Collins, Jenkins, Nechamkin and Zurkow. Mr. Zurkow is Chairman of the Compensation Committee. The Compensation Committee reviews the annual recommendations of the Chief Executive Officer concerning the compensation of officers and certain employees of the Company, including the compensation plans, retirement plans and fringe benefit plans in which such persons participate, and makes reports and recommendations with respect to such matters to the Board of Directors of the Company. The Compensation Committee, which held seven meetings during Fiscal 2002, also administers the Company's 1999 Equity Incentive Plan (the "Equity Plan") and 1999 Directors' Stock Option Plan (the "Directors Plan").

      The current members of the Audit Committee are Messrs. Collins, Jenkins, Sonnino and Zurkow. Mr. Collins is Chairman of the Audit Committee. The Audit Committee held two meetings in Fiscal 2002. In addition, the Chairman of the Audit Committee held discussions with the Company's financial management and the Company's independent auditors regarding the Company's Consolidated Statement of Operations and Consolidated Balance Sheet and matters required by the Statement of Auditing Standards ("SAS") No. 61, as amended by SAS 89 and 90, prior to the public announcement of the Company's financial results for the first, second and third quarters of Fiscal 2002.

      The current members of the Nominating Committee are Messrs. Allumbaugh and Rosenblatt. Stockholder nominations of persons for election as directors are subject to the notice requirements described below under the caption "Stockholder Nominations and Proposals." The Nominating Committee did not meet during Fiscal 2002.

                               EXECUTIVE OFFICERS

      Set forth below are the names, ages and positions with the Company of the Executive Officers of the Company as of the date hereof.

         NAME                    AGE                           POSITION WITH PENN TRAFFIC
----------------------         --------         ---------------------------------------------------------
Joseph V. Fisher                  60            President and Chief Executive Officer

Martin A. Fox                     49            Executive Vice President and Chief Financial Officer

Leslie H. Knox                    55            Senior Vice President and Chief Marketing Officer

Randy P. Martin                   46            Vice President - Finance and Chief Accounting Officer

Francis D. Price Jr.              53            Vice President, General Counsel and Secretary

      Mr. Fisher has been a Director and the President and Chief Executive Officer of the Company since November 1998. From 1992 to November 1998,
Mr. Fisher held senior management positions with Big V, a regional supermarket company operating primarily under the ShopRite name, including President and Chief Executive Officer from 1995 to 1998, Executive Vice President - Marketing and Operations and Chief Operating Officer from 1994 to 1995, Senior Vice President - Marketing and Operations from 1993 to 1994 and Vice President - Store Operations from 1992 to 1993. He also served as a Director of Big V from 1993 to 1998. Prior to joining Big V, Mr. Fisher was employed by Purity Supreme, Inc. (supermarket company), from 1973 to 1991 in various management positions including Senior Vice President - Supermarkets from 1985 to 1991.

      Mr. Fox has been Executive Vice President of the Company since
February 2000 and Chief Financial Officer since June 1999. Mr. Fox was also Vice Chairman of the Executive Committee from June 1999 until January 31, 2000 and Vice Chairman - Finance of the Company from 1993 until June 1999. Mr. Fox was a Vice President of the Company from 1989 until 1993. From 1986 to 1988, Mr. Fox was a First Vice President of PaineWebber, Inc. From 1979 to 1986,
Mr. Fox was employed by Citicorp in various positions, including Vice President.

      Mr. Knox has been Senior Vice President and Chief Marketing Officer since May 1999. From 1995 until May 1999, Mr. Knox held the position of Vice President - Merchandising with Weis Markets, Inc. From 1984 until 1995,
Mr. Knox held various management positions with ABCO Markets, Inc., including Senior Vice President of Sales and Marketing from 1988 to 1995. From 1969 to 1984, Mr. Knox was employed by Alpha Beta Company, a division of American Stores Company, in various management positions.

      Mr. Martin has been Vice President - Finance and Chief Accounting Officer of Penn Traffic since January 1999. From 1997 until January 1999, he served as the Company's Vice President of Strategic Planning and Treasurer. From 1993 to 1997, Mr. Martin served as the Company's Director of Taxes. From 1984 to 1993, Mr. Martin was employed by Price Waterhouse in various positions, including Senior Tax Manager from 1991 to 1993.

      Mr. Price has been Vice President and General Counsel since 1993 and became Secretary in 1997. Mr. Price was Vice President and General Counsel of the Company's P&C division from 1985 until 1993. From 1978 to 1985, Mr. Price served in various other management positions at P&C.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

            The following table sets forth certain information known to Penn Traffic with respect to beneficial ownership of the Common Stock as of
April 26, 2002 (unless otherwise indicated) by: (i) each person who beneficially owns 5% or more of the Common Stock; (ii) each of the nominees named for election as Director; (iii) each of the persons named in the Summary Compensation Table set forth herein; and (iv) all Directors and Executive Officers as a group. The information set forth below for 5% stockholders was derived from publicly available reports made by the persons listed below on Forms 13G and 13D. The Company has not attempted to verify any of this information. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group of persons has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below, any security which such person or persons has the right to acquire within 60 days (including shares which may be acquired upon exercise of warrants or upon exercise of vested portions of stock options) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. On April 26, 2002, there were 20,058,264 shares of Common Stock outstanding.

                                                             AMOUNT & NATURE OF
NAME AND ADDRESS OF                                              BENEFICIAL              PERCENT OF
BENEFICIAL OWNER                                                  OWNERSHIP                CLASS
---------------------------------------------------------------------------------------------------
Soros Fund Management LLC                                      9,032,768  (1)               45.0%
888 Seventh Avenue, 33rd Floor
New York, NY 10106

Satellite Asset Management, L.P.                               9,032,768  (2)               45.0%
10 East 50th Street, 21st Floor
New York, NY 10022

DDJ Capital Management, LLC                                    4,460,104  (3)               22.2%
141 Linden Street, Suite 4
Wellesley, MA 02482-7910

B III Capital Partners, L.P.                                   2,475,246  (3)               12.3%
141 Linden Street, Suite 4
Wellesley, MA 02482-7910

DDJ Capital III, LLC                                           2,475,246  (3)               12.3%
141 Linden Street, Suite 4
Wellesley, MA 02482-7910

Northeast Investors Trust                                      1,906,164  (4)                9.5%
50 Congress Street
Boston, MA 02109-4096

Oaktree Capital Management, LLC                                1,724,305  (5)                8.6%
333 South Grand Ave., 28th Floor
Los Angeles, CA 90071

General Motors Investment                                      1,173,950  (6)                5.9%
Management Corporation
767 5th Avenue
New York, NY 10153

General Motors Trust Company                                   1,173,950  (6)                5.9%
767 5th Avenue
New York, NY 10153

Byron E. Allumbaugh                                               22,000  (7)                  *

Kevin P. Collins                                                  22,000  (7)                  *

Joseph V. Fisher                                                 139,500  (8)                  *

Martin A. Fox                                                     51,676  (9)                  *

David B. Jenkins                                                  22,000 (10)                  *

Gabriel S. Nechamkin                                           9,054,768 (11)               45.1%

Lief D. Rosenblatt                                             9,054,768 (11)               45.1%

Mark D. Sonnino                                                9,054,768 (11)               45.1%

Peter L. Zurkow                                                   27,000 (12)                  *

Leslie B. Knox                                                    30,000 (13)                  *

Gerald P. Suppa                                                    9,000 (14)                  *

Ralph L. Littlefield                                               6,000 (15)                  *

All Directors and Executive Officers as a Group (12                 9,434,175               46.1%
persons)

--------------------------------------------------------------------------------

*     Less than 1.0%

(1) Soros Fund Management LLC ("SFM") serves as the principal investment manager of Quantum Partners LDC ("Quantum") and Quota Fund
      N.V. ("Quota"). SFM, on behalf of each of Quantum and Quota, granted investment discretion over the securities owned by such entities to Satellite Asset Management, L.P. ("Satellite L.P.") pursuant to an investment advisory contract between Quantum and Satellite L.P. (the "Quantum-Satellite Contract") and between Quota and Satellite L.P. (the "Quota-Satellite Contract"). As a consequence of SFM's ability to terminate the Quantum-Satellite Contract and the Quota-Satellite Contract with respect to the securities within 60 days, SFM may be deemed to have voting and dispositive power over the securities held for the accounts of Quantum and Quota at Satellite L.P. George Soros, as Chairman of SFM, may be deemed to have beneficial ownership of securities held for accounts of Quota and Quantum.

(2) Satellite L.P. holds 9,032,768 shares of securities for the accounts of the following entities: (i) 7,854,032 shares held for the account of Quantum and (ii) 1,178,736 shares held for the account of Quota. Satellite L.P. has been granted investment discretion over the shares of Common Stock held for the accounts of Quantum and Quota pursuant to the Quantum-Satellite Contract and the Quota-Satellite Contract, respectively.

(3) According to the Schedule 13D filed by DDJ Capital Management, LLC ("DDJ"), dated October 26, 2001, B III Capital Partners, L.P. (the "Fund") owns, and DDJ Capital III, LLC and DDJ beneficially own, as general partner and investment manager, respectively of the Fund, 2,475,246 shares or approximately 12.3% of the outstanding shares of Common Stock. B III-A Capital Partners, L.P. ("B III-A") owns, and GP III-A, LLC and DDJ beneficially own, as general partner and investment manager, respectively of B III-A, 324,780 shares or approximately 1.6% of the outstanding shares of Common Stock. The October Fund, Limited Partnership ("October"), owns, and October G.P., LLC and DDJ beneficially own, as general partner and investment manager, respectively of October, 33,125 shares or approximately .2% of the outstanding shares of Common Stock. DDJ, as investment manager to the General Motors Trust Company (the "Trust"), may be deemed to beneficially own 1,173,950 shares or approximately 5.9% of the outstanding shares of Common Stock. DDJ, as investment advisor to DDJ Canadian, may be deemed to beneficially own 453,000 shares or approximately 2.3% of the outstanding shares of Common Stock. DDJ, as investment manager to the Fund, B III-A, October and the Trust and as investment advisor to DDJ Canadian may be deemed to beneficially own 4,460,104 shares or approximately 22.2% of the outstanding shares of Common Stock.

(4) According to the Schedule 13G filed by Northeast Investors Trust, dated February 7, 2002.

(5) According to the Schedule 13G filed by Oaktree Capital Management, LLC, dated February 10, 2000, Oaktree Capital Management LLC is the general partner of OCM Opportunities Fund, L.P. (the "Oaktree Fund") and the investment manager of a third-party managed account (the "Oaktree Account"). The Oaktree Fund and the Oaktree Account together beneficially own 1,724,305 shares of Common Stock.

(6) According to the Schedule 13G filed by General Motors Investment Management Corporation ("GMIMCo") dated February 19, 2002, the Trust owns and GMIMCo and DDJ as investment advisors beneficially own 1,173,950 shares or approximately 5.9% of the outstanding shares of Common
      Stock. GMIMCo has the responsibility to select and terminate investment managers with respect to the Trust. GMIMCo and DDJ have discretionary authority over the assets of the Trust which they manage including voting and investment power with respect to securities of Penn Traffic included among such assets.

(7)   Mr. Allumbaugh and Mr. Collins are deemed to each beneficially own
      (i) 20,000 shares of Common Stock by virtue of currently exercisable options granted on July 7, 1999 to purchase 20,000 shares of Common Stock at $12.13 per share, (ii) 1,000 shares of Common Stock by virtue of currently exercisable options granted on July 12, 2000 to purchase 1,000 shares of Common Stock at $6.16 per share and (iii) 1,000 shares of Common Stock by virtue of currently exercisable options granted on July 11, 2001 to purchase 1,000 shares of Common Stock at $4.48 per share.

(8) Mr. Fisher beneficially owns 3,000 shares of Common Stock and is also deemed to beneficially own (i) 52,000 shares of Common Stock, which represent the vested portion of the 260,000 options granted to Mr. Fisher on October 24, 2001, with an exercise price of $4.35 per share,
      (ii) 84,000 options, which represent the vested portion of the 140,000 options granted to Mr. Fisher on September 22, 1999, with an exercise price of $8.75 per share; and (iii) 500 shares owned by Mr. Fisher's wife.

(9) Mr. Fox beneficially owns 1,676 shares of Common Stock and is also deemed to beneficially own 50,000 shares of Common Stock, which represent the vested portion of 250,000 options granted to Mr. Fox on October 24, 2001, with an exercise price of $4.35 per share.

(10) Mr. Jenkins is deemed to beneficially own (i) 20,000 shares of Common Stock by virtue of currently exercisable options granted on May 10, 2000, with an exercise price of $5.89 per share, (ii) 1,000 shares of Common Stock, by virtue of currently exercisable options granted July 12, 2000 to purchase 1,000 shares of Common Stock at $6.16 per share and
       (iii) 1,000 shares of Common Stock by virtue of currently exercisable options granted July 11, 2001 to purchase 1,000 shares of Common Stock at $4.48 per share.

(11) 9,032,768 shares of Common Stock are held for the accounts of the following entities: (i) 7,854,032 shares are held for the account of Quantum and (ii) 1,178,736 shares are held for the account of Quota. Satellite L.P. has been granted investment discretion over the shares held for the accounts of Quantum and Quota pursuant to the Quantum-Satellite Contract and the Quota-Satellite Contract. Satellite Fund Management LLC ("Satellite LLC") is the general partner of Satellite L.P. Messrs. Nechamkin, Rosenblatt and Sonnino are managing members of Satellite LLC and in such capacity may be deemed to have voting and dispositive power over the shares of Common Stock held for the accounts of Quantum and Quota. In addition, each of Messrs. Nechamkin, Rosenblatt and Sonnino is deemed to beneficially own (i) 20,000 shares of Common Stock by virtue of currently exercisable options granted on July 7, 1999 to purchase 20,000 shares of Common Stock at $12.13 per share,
       (ii) 1,000 shares of Common Stock by virtue of currently exercisable options granted July 12, 2000 to purchase 1,000 shares of Common Stock at $6.16 per share and (iii) 1,000 shares of Common Stock by virtue of currently exercisable options granted July 11, 2001 to purchase 1,000 shares of Common Stock at $4.48 per share.

(12) Mr. Zurkow owns 5,000 shares of Common Stock, and he is also deemed to beneficially own (i) 20,000 shares of Common Stock by virtue of currently exercisable options granted on July 7, 1999 to purchase 20,000 shares of Common Stock at $12.13 per share, (ii) 1,000 shares of Common Stock by virtue of currently exercisable options granted on July 12, 2000 to purchase 1,000 shares of Common Stock at $6.16 per share and (iii) 1,000 shares of Common Stock by virtue of currently exercisable options granted on July 11, 2001 to purchase 1,000 shares of Common Stock at $4.48 per share.

(13) Mr. Knox is deemed to beneficially own 30,000 shares of Common Stock, which represent the vested portion of the 50,000 options granted to Mr. Knox on July 7, 1999, with an exercise price of $12.13 per share.

(14) Mr. Suppa is deemed to beneficially own 9,000 shares of Common Stock, which represent the vested portion of 15,000 options granted to Mr. Suppa on July 7, 1999, with an exercise price of $12.13 per share.

(15) Mr. Littlefield is deemed to beneficially own 6,000 shares of Common Stock, which represent the vested portion of 15,000 options granted to Mr. Littlefield on November 27, 2000, with an exercise price of $3.94 per share.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company has determined that no person who at any time during Fiscal 2002 was a director, officer or beneficial owner of more than 10% of the Company's Common Stock failed to file on a timely basis reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended. Such determination is based solely upon the Company's review of Forms 3, 4 and 5, and written representations that no Form 5 was required, submitted to it during or with respect to Fiscal 2002.

                             EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid or accrued by the Company to (i) persons serving as President and Chief Executive Officer of the Company during Fiscal 2002 and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") during Fiscal 2002 for services rendered to the Company in all capacities during the fiscal year ended January 29, 2000 ("Fiscal 2000"), the fiscal year ended February 3, 2001 ("Fiscal 2001") and Fiscal 2002.

      For the fiscal year ended January 30, 1999 ("Fiscal 1999") and from February 1, 1999 through February 28, 1999, Penn Traffic engaged Miller Tabak Hirsch + Co. ("MTH") to provide financial consulting and business management services. Mr. Fox was an Executive Vice President of MTH until February 28, 1999. During Fiscal 1999, the Company paid MTH $1,437,000 for such financial consulting and business management services. From March 1, 1999, until June 29, 1999, Hirsch & Fox LLC (an entity formed by Mr. Gary D. Hirsch, the former chairman of the Executive Committee of the Company, and Mr. Fox) provided financial consulting and business management services to the Company, for which Hirsch & Fox LLC received fees of $483,333. From June 29, 1999 through
January 31, 2000, Hirsch & Fox LLC provided the same services to the Company under a management agreement (the "Management Agreement") and received fees of $845,833. On January 31, 2000, the Management Agreement was terminated. As required by the rules of the Securities and Exchange Commission, the amounts set forth below for Mr. Fox for Fiscal 2000 represent the Company's best estimate of the allocable portions of such management fees paid to the entities for the services of Mr. Fox to Penn Traffic.

                           SUMMARY COMPENSATION TABLE


                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                             -------------
                                                               ANNUAL COMPENSATION              AWARDS
                                                        ----------------------------------   -------------
                                                                                              SECURITIES          ALL
                                                                                              UNDERLYING         OTHER
          NAME AND PRINCIPAL              FISCAL           SALARY                BONUS         OPTIONS/      COMPENSATION
               POSITION                    YEAR              ($)                 ($)(5)       SARS(#)(6)          ($)
--------------------------------------------------------------------------------------------------------------------------
Joseph V. Fisher                            2002        $   1,002,550 (1)                         260,000
  President and Chief Executive Officer     2001            1,021,781 (1)
                                            2000              500,723         $    250,000        420,000    $   1,110,965 (7)

Martin A. Fox                               2002        $   1,002,550 (1)                         250,000
  Executive Vice President and Chief        2001            1,019,520 (1)
  Financial Officer                         2000              458,333 (2)     $    350,000        304,000    $   1,204,167 (8)

Leslie B. Knox                              2002        $     305,242 (1)
  Senior Vice President and Chief           2001              282,084 (1)
  Marketing Officer                         2000              206,250 (3)     $     55,000         50,000    $      70,562 (9)

Gerald P. Suppa                             2002        $     225,000                                        $     116,964 (10)
  Vice President & General Manager          2001              215,769
  of New York Operations                    2000              144,000         $     27,360         15,000

Ralph L. Littlefield Jr.                    2002        $     175,150 (1)                                    $      13,131 (9)
  Vice President & General Manager          2001              120,308 (3)(4)  $     30,000         15,000           71,479 (9)
  of Big Bear

------------------------

 (1)   Amounts shown include the Company-sponsored contribution to 401(k) Plan.

 (2) Amounts shown represent the Company's best estimate of the allocable portion of management fees paid to entities that provided services of the Named Executive Officer for such services rendered to Penn Traffic.

 (3) Amounts shown represent allocable portion of base salary for the subject year.

 (4) As the Named Executive Officer did not serve as an executive officer in prior fiscal years, such fiscal years have been omitted from the Summary Compensation Table.

 (5) As of May 22, 2002, the Company has not determined the amount of the bonus attributable to Fiscal 2002.

 (6) On June 29, 1999, pursuant to the Plan, the Company adopted the Equity Plan. Pursuant to the Equity Plan: (i) Mr. Fisher was awarded (a) on June 29, 1999, fully vested options to purchase 280,000 shares of Common Stock with an exercise price equal to $18.30 per share and (b) on September 22, 1999, options to purchase 140,000 shares of Common Stock with an exercise price of $8.75 per share and a four-year vesting period;
      (ii) on October 24, 2001, Mr. Fisher's options to purchase 280,000 shares of Common Stock with an exercise price of $18.30 per share were canceled and Mr. Fisher was awarded options to purchase 260,000 shares of Common Stock with an exercise price of $4.35 per share and a four-year vesting period; (iii) Mr. Fox was awarded (a) on June 29, 1999, fully vested options to purchase

      130,000 shares of Common Stock with an exercise price of $18.30 per share,
      (b) on June 29, 1999, options to purchase 87,000 shares of Common Stock with an exercise price of $18.30 per share that vest 50% on each of the third and fourth anniversaries of the date of grant and (c) on September 22, 1999, options to purchase 87,000 shares of Common Stock with an exercise price of $8.75 per share that vest upon certain specified changes of control; (iv) on October 24, 2001, all of Mr. Fox's options to purchase common stock were canceled and Mr. Fox was awarded options to purchase 250,000 shares of common stock with an exercise price of $4.35 per share and a four-year vesting period; (v) on July 7, 1999, Mr. Knox was awarded options to purchase 50,000 shares of Common Stock with an exercise price of $12.13 per share and a four-year vesting period;
      (vi) on July 7, 1999, Mr. Suppa was awarded options to purchase 15,000 shares of Common Stock with an exercise price of $12.13 per share and a four-year vesting period; and (vii) on November 27, 2000, Mr. Littlefield was awarded options to purchase 15,000 shares of Common Stock with an exercise price of $3.94 per share and a four-year vesting period.

 (7) The amount for Fiscal 2000 includes (i) $1,002,838 for the complete forgiveness of all remaining outstanding principal and interest due with respect to a loan made to Mr. Fisher in connection with the commencement of his employment with the Company and (ii) $108,127 for reimbursement of certain relocation expenses.

 (8) On January 31, 2000, $4.9 million was paid in a lump sum to Hirsch & Fox LLC in connection with the termination of the Management
      Agreement. $1.55 million of this amount was allocated to Mr. Fox as follows (i) $1.2 million in respect of management fees allocable to Mr. Fox under the Management Agreement and (ii) $350,000 in respect of Mr. Fox's annual bonus for Fiscal 2000.

 (9)  Primarily reimbursement of certain relocation expenses.

(10) Mr. Suppa had previously retired from the Company in Fiscal 1999 and receives a pension of approximately $70,000 per year. The amounts recorded under All Other Compensation for Fiscal 2002 includes such pension payments attributable to Fiscal 2002 and retroactive payments from the prior fiscal year.

                        OPTION/SAR GRANTS IN FISCAL 2002

                                                                                                 POTENTIAL
                                                                                            REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL
                                                                                            RATES OF STOCK PRICE
                                                                                                APPRECIATION
                                 INDIVIDUAL GRANTS                                            FOR OPTION TERM
------------------------------------------------------------------------------------      ------------------------
                            NUMBER OF      % OF TOTAL
                            SECURITIES    OPTIONS/SARS
                            UNDERLYING     GRANTED TO    EXERCISE
                           OPTIONS/SARS    EMPLOYEES     OR BASE
                             GRANTED       IN FISCAL      PRICE        EXPIRATION
          NAME                 (#)            YEAR        ($/SH)          DATE             5% ($)        10% ($)
------------------------   ------------   ------------   --------   ----------------      --------      ----------
          (A)                  (B)            (C)          (D)            (E)               (F)            (G)
Joseph V. Fisher           260,000 (1)        50.98%      4.35      October 24, 2011      $711,280      $1,802,523
  President and Chief
  Executive Officer

Martin A. Fox              250,000 (1)        49.02%      4.35      October 24, 2011      $683,923      $1,733,195
  Executive Vice
  President and Chief
  Financial Officer

------------------------

(1) The options vest on the following schedule: 20% on the date of grant, 20% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant.

                         TEN-YEAR OPTION/SAR REPRICING
                                  FISCAL 2002

                                                                                                        LENGTH OF
                                                NUMBER OF        MARKET                                  ORIGINAL
                                                SECURITIES      PRICE OF       EXERCISE                OPTION TERM
                                                UNDERLYING      STOCK AT        PRICE                   REMAINING
                                               OPTIONS/SARS     TIME OF       AT TIME OF      NEW       AT DATE OF
                                               REPRICED OR    REPRICING OR   REPRICING OR   EXERCISE   REPRICING OR
          NAME                    DATE           AMENDED       AMENDMENT      AMENDMENT      PRICE      AMENDMENT
-------------------------   ----------------   ------------   ------------   ------------   --------   ------------
           (A)                    (B)              (C)            (D)            (E)          (F)          (G)
Joseph V. Fisher            October 24, 2001   280,000 (1)       $4.35          $18.30       $4.35           7.7
  President and Chief
  Executive Officer

Martin A. Fox               October 24, 2001   217,000 (2)       $4.35          $18.30       $4.35           7.7
  Executive Vice            October 24, 2001    87,000 (2)       $4.35          $ 8.75       $4.35           7.9
  President and Chief
  Financial Officer

------------------------

(1) On October 24, 2001, 280,000 options previously granted to Mr. Fisher were canceled in their entirety. On the same date, 260,000 options to purchase shares of Common Stock were issued to Mr. Fisher (see table entitled "Option/SAR Grants In Fiscal 2002" above).

(2) On October 24, 2001, 304,000 options (all of the options previously granted to Mr. Fox) were canceled in their entirety. On the same date, 250,000 options to purchase shares of Common Stock were issued to Mr. Fox (see table entitled "Option/SAR Grants In Fiscal 2002" above).

                        AGGREGATED OPTION/SAR EXERCISES
                        IN LAST FISCAL YEAR, AND FY-END
                               OPTION/SAR VALUES

      The following table sets forth information concerning the value of unexercised options held by each of the persons named in the Summary Compensation Table, as of February 2, 2002. No options were exercised by such persons during Fiscal 2002.

                                                         NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS/SARS
                                                        OPTIONS/SARS AT FY-END                        AT FY-END
                                                                 (#)                                     ($)
                                                    ------------------------------       ------------------------------------
NAME                                                EXERCISABLE      UNEXERCISABLE       EXERCISABLE(1)      UNEXERCISABLE(1)
----                                                -----------      -------------       --------------      ----------------

Joseph V. Fisher                                      136,000           264,000             $135,200             $540,800

Martin A. Fox                                          50,000           200,000              130,000              520,000

Leslie B. Knox                                         30,000            20,000                  N/A                  N/A

Gerald P. Suppa                                         9,000             6,000                  N/A                  N/A

Ralph L. Littlefield                                    6,000             9,000               18,075               27,113

------------------------------

(1) Based on the fair market value of $6.95 per share on February 2, 2002.

                     PENSION PLANS AND OTHER BENEFIT PLANS

THE PENN TRAFFIC CASH BALANCE PLAN

      Messrs. Fisher, Fox, Knox, Littlefield, and Suppa participated in a tax-qualified, defined benefit pension plan (the "Cash Balance Plan") for all eligible employees of the Company other than employees subject to a collective bargaining agreement. The Cash Balance Plan took effect on June 1, 1998, replacing several other plans covering non-union employees. Under the Cash Balance Plan, employees' pensions are measured by reference to account balances to which credits are made based on a fixed percentage of compensation paid for the year, plus interest at a rate comparable to the yield on long-term treasury securities. Upon retirement, employees are permitted to take a lump-sum distribution equal to their account balance, or receive an annuity benefit, based on formulas set forth in the plan. The estimated annual benefits payable at normal retirement age for Messrs. Fisher, Fox, Knox, Littlefield and Suppa are $93,929, $28,211, $15,447, $49,441 and $80,722, respectively, based upon projected amounts accrued to normal retirement age.

      In connection with the Cash Balance Plan, effective June 1, 1998, the Company also began making certain matching contributions to its 401(k) profit sharing plan for those employees who are also participants in the Cash Balance Plan. The amounts contributed for the benefit of the Named Executive Officers under this plan are included in the Summary Compensation Table under the heading "Salary."

SUPPLEMENTAL RETIREMENT PLAN FOR CERTAIN EXECUTIVES

      Effective June 29, 1999, Penn Traffic established the Supplemental Retirement Plan for Non-Employee Executives (the "Non-Employee Plan"), an unfunded deferred compensation plan, pursuant to which certain non-employee executives would be able to earn retirement benefits. Pursuant to the Non-Employee Plan, Messrs. Hirsch and Fox would be able to accrue pay-based retirement benefits in the amount of 3% of the management fees allocable to Messrs. Hirsch and Fox during a plan year, and accrue interest credits on the outstanding balance of their accumulated pay-based credits in the amount of 5% each year. During Fiscal 2001, in accordance with Mr. Fox's employment agreement, the Company established a supplemental retirement plan (the "Fox Supplemental Plan") under which Mr. Fox is entitled to (i) retain all of his accrued benefits under the Non-Employee Plan (including service from 1988 to the date the new plan was established) and (ii) continue to accrue retirement benefits in a comparable fashion to the manner in which his retirement benefits were accrued under the Non-Employee Plan. The supplemental retirement benefit under the Fox Supplemental Plan is based on an account balance, which was $249,872 as of December 31, 2001. Mr. Fox accrues service credits under the Fox Supplemental Plan at the rate of $15,000 per year and interest credits on his account balance in the amount of 5% per year. The estimated annual benefit payable at normal retirement age for Mr. Fox under the Fox Supplemental Plan is $86,326 based upon projected amounts accrued to normal retirement age.

      Effective December 19, 2001, Penn Traffic established the Supplemental Retirement Plan for Joseph V. Fisher (the "Fisher Supplemental Plan"), which provides Mr. Fisher with a supplemental retirement benefit under an unfunded deferred compensation plan. Mr. Fisher's supplemental retirement benefit will be based on an account balance equal to the sum of the service credits and interest credits under the Fisher Supplemental Plan described below less his vested accrued benefit under the Cash Balance Plan attributable to periods of service through January 31, 2005. At the inception of the Fisher Supplemental Plan, Mr. Fisher was provided with a service credit of $318,449 for prior service through January 31, 2001. On January 31, 2002, Mr. Fisher was provided with a service credit of $100,028. Provided that he remains employed with the Company on each January 31 of the years 2003, 2004 and 2005, Mr. Fisher will accrue additional service credits in the amount of $100,028. If, prior to January 31, 2005, (i) Mr. Fisher's employment is terminated by the Company without cause, or by Mr. Fisher for "good reason," or (ii) Mr. Fisher's employment agreement is terminated due to a "change of control," Mr. Fisher will receive his service credits under the normal terms of the Fisher Supplemental Plan notwithstanding the termination of his employment with the Company. Additionally, at the end of each plan year until Mr. Fisher receives a distribution under the Fisher Supplemental Plan, Mr. Fisher's account under the Fisher Supplemental Plan will be increased with an interest credit in an amount equal to 6% of his account balance.

      In conjunction with the establishment of the Fisher Supplemental Plan, Penn Traffic has amended the Cash Balance Plan to provide as much of the Fisher Supplemental Plan benefits as possible and still comply with the benefit limitation requirements of Internal Revenue Code section 415 and the non-discrimination requirements of Internal Revenue Code section 401(a)(4). The estimate of annual benefits payable to Mr. Fisher in the description of the Penn Traffic Cash Balance Plan above assumes that all Fisher Supplemental Plan benefits will be payable through the Cash Balance Plan.

                              EMPLOYMENT CONTRACTS

EMPLOYMENT AGREEMENT WITH JOSEPH V. FISHER

      On December 19, 2001, the Company and Mr. Fisher entered into an employment agreement which amended and restated in its entirety Mr. Fisher's earlier employment agreement with the Company and provides for Mr. Fisher to continue to serve in the position of President and Chief Executive Officer of the Company for a term commencing on December 19, 2001 and ending on January 31, 2005. The following describes the principal terms of Mr. Fisher's employment agreement.

      Mr. Fisher is entitled to receive an annual base salary of $1,000,000 and a discretionary bonus ranging from 0 to 75% of his base salary depending on performance. On October 24, 2001, as an inducement to enter into the employment agreement, Mr. Fisher was granted ten-year options to purchase 260,000 shares of Penn Traffic's Common Stock at an exercise price of $4.35 per share. The options vest on the following schedule: 20% on the date of grant, 20% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant. In addition, Mr. Fisher holds ten-year options with a four-year vesting schedule to purchase 140,000 shares of Penn Traffic's Common Stock with an exercise price of $8.75 per share that were granted to him on September 22, 1999.

      The employment agreement provides that if Mr. Fisher's employment is terminated by the Company other than as a result of death, disability or for cause, or if Mr. Fisher terminates his employment for "good reason," the Company will pay Mr. Fisher a lump sum payment equal to the aggregate amount of his base salary then in effect for the period from the date of termination through January 31, 2005; provided that, if the termination occurs between January 31, 2004 and January 31, 2005, he will receive a lump sum payment equal to the aggregate of 12 months of his base salary and the Company will continue to provide Mr. Fisher with benefits for a period of 12 months.

      The employment agreement also provides that Mr. Fisher will be entitled to receive certain lump sum payments upon certain specified changes of control provided that Mr. Fisher's employment has not been terminated by the Company for "cause" or he has not terminated his employment other than for "good reason" during the term of the employment agreement (subject to offset as set forth in the last sentence of this paragraph). Specifically, if at any time prior to January 31, 2005, the Company enters into a definitive agreement with respect to a change of control (as defined) or a change of control occurs, then Mr. Fisher will be entitled to receive on the date of the occurrence of a change of control a lump sum payment in the following amount (the "Change of Control Payment"): the greater of (i) Mr. Fisher's base salary for the remainder of the term and
(ii) three times his annual base salary. Further, if the Company enters into a definitive agreement with respect of a change of control or a change of control occurs prior to the

"Carryover Determination Date" (as described below), Mr. Fisher may elect to receive, at his option, the Change of Control Payment or the Carryover Change of Control Payment (as described below) on the date of the occurrence of such change of control. Under the employment agreement, the "Carryover Determination Date" means the later of (i) January 31, 2002 or (ii) one year following the termination of any engagement letter entered into between the Company and an investment bank retained prior to January 31, 2002 for purposes of advising the Company with respect to any change of control transaction. "Carryover Change of Control Payment" means the greater of (a) Mr. Fisher's base salary for the remainder of the term of the employment agreement (but not less than one year's base salary) and (b) $4.9 million minus the "in the money value" on the date of the occurrence or a "change of control" of Mr. Fisher's options granted on September 22, 1999 and October 24, 2001 that are vested and exercisable. All payments described in this paragraph would be offset by any payments Mr. Fisher receives as a result of his termination by the Company other than as a result of death, disability or "cause" or his resignation for "good reason" for periods following a "change of control."

      In the event that any payment made to Mr. Fisher pursuant to a "change of control" is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Fisher shall be entitled to an additional payment amount such that, after payment of all taxes by Mr. Fisher, including any excise tax imposed on such additional payment, he will retain an amount equal to the excise tax imposed on the payment made to him upon a "change of control."

EMPLOYMENT AGREEMENT WITH MARTIN A. FOX

      On December 19, 2001, the Company and Mr. Fox entered into an employment agreement which amended and restated in its entirety Mr. Fox's earlier employment agreement with the Company and provides for Mr. Fox to continue to serve in the position of Executive Vice President and Chief Financial Officer of the Company for a term commencing on December 19, 2001 and ending on December 31, 2004. The following describes the principal terms of Mr. Fox's employment agreement.

      Mr. Fox is entitled to receive an annual base salary of $1,000,000 and a discretionary bonus ranging from 0 to 37.5% of his base salary depending on performance. On October 24, 2001, as an inducement to enter into the employment agreement, Mr. Fox was granted ten-year options to purchase 250,000 shares of Penn Traffic's Common Stock at an exercise price of $4.35 per share. The options vest on the following schedule: 20% on the date of grant, 20% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant.

      The employment agreement also provides that if Mr. Fox's employment is terminated by the Company other than as a result of death, disability or for "cause" or if Mr. Fox terminates his employment for "good reason," the Company will pay Mr. Fox a lump sum payment equal to the aggregate amount of his base salary then in effect for the period from the date of termination through December 31, 2004 and continue to provide Mr. Fox with benefits for a period of 12 months.

      The employment agreement also provides that Mr. Fox will be entitled to receive certain lump sum payments upon certain specified changes of control, provided that Mr. Fox's employment has not been terminated by the Company for "cause" or he has not terminated his employment other than for "good reason" during the term of the employment agreement (subject to offset as set forth in the last sentence of this paragraph). Specifically, if at any time prior to December 31, 2004, the Company enters into a definitive agreement with respect to a change of control (as defined) or a change of control occurs, then Mr. Fox will be entitled to receive a lump sum payment on the date of the occurrence of a change of control in the following amount (the "Change of Control Payment"): the greater of (i) Mr. Fox's salary for the remainder of the term and (ii) two times his annual base salary. Further, if the Company enters into a definitive agreement with respect of a change of control or a change of control occurs prior to the "Carryover Determination Date" (as described below), Mr. Fox may elect to receive, at his option, the Change of Control Payment or the Carryover Change of Control Payment (as described below) on the date of the occurrence of such change of control. Under the employment agreement, the "Carryover Determination Date" means the later of (i) December 31, 2001 or (ii) one year following the termination of any engagement letter entered into between the Company and an investment bank retained prior to December 31, 2001 for purposes of advising the Company with respect to any "change of control" transaction. "Carryover Change of Control Payment" means the greater of
(a) Mr. Fox's base salary for the remainder of the term of the employment agreement and (b) $2.9 million minus the "in the money value" on the date of the occurrence of a change of control of Mr. Fox's options granted on October 24, 2001 that are vested and exercisable. All payments described in this paragraph would be offset by any payments Mr. Fox receives as a result of his termination by the Company other than as a result of death, disability or "cause" or his resignation for "good reason" for periods following a "change of control."

      In the event that any payment made to Mr. Fox pursuant to a "change of control" is subject to the excise tax imposed of Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Fox shall be entitled to an additional payment amount such that, after payment of all taxes by Mr. Fox, including any excise tax imposed on such additional payment, he will retain an amount equal to the excise tax imposed on the payment made to him upon a "change of control."

TERMINATION OF MANAGEMENT AGREEMENT WITH HIRSCH & FOX LLC

      On January 31, 2000, the Company and Hirsch & Fox LLC entered into an agreement terminating the management agreement pursuant to which Hirsch & Fox LLC provided management and consulting services to the Company (the "Termination Agreement"). Under the Termination Agreement, Hirsch & Fox LLC received, among other things, a lump sum payment of $4.9 million (the "Cash Payment") and reimbursement for all of its documented expenses incurred through January 31, 2000. The Cash Payment was allocated as follows:
(i) $1.35 million in full satisfaction of management fees allocable to Mr. Hirsch under the Management Agreement, (ii) $1.7 million in full satisfaction of Mr. Hirsch's right to receive a payment upon a change of control as contemplated by the Management Agreement, (iii) $300,000 in exchange for the cancellation of his then-exercisable options to purchase 360,000 shares of Common Stock and (iv) $1.55 million in full satisfaction of management fees and annual bonus allocable to Mr. Fox under the Management Agreement. In exchange for these payments and other non-cash consideration, Hirsch & Fox LLC agreed to forego the remainder of the term under the Management Agreement, which was scheduled to expire on June 30, 2001. In addition, Mr. Fox entered into a separate employment agreement with the Company on January 31, 2000 to act as the Company's Executive Vice President and Chief Financial Officer. Such agreement was amended and restated on December 19, 2001 (see "Employment Agreement with Martin A. Fox" above).

CHANGE OF CONTROL POLICY

      The Company's Executive Enhanced Severance Policy, effective from
January 1, 2000 through December 31, 2003, provides that in the event of a "Change of Control" (as defined in the policy), certain executives of the Company will be eligible to receive severance payments ranging from six months to 18 months of base salary if such executive's employment is terminated within one year of such change of control for reasons other than "Cause" or "Total Disability" (each as defined in the policy) or if the executive terminates his/her employment for "Good Reason" (as defined in the policy) within one year of such change of control. Under the policy, each executive has the option of receiving his/her severance payment in a lump sum or in the same manner as base salary would have been paid to the executive had he/she remained employed by the Company within one year of such change of control.

                           COMPENSATION OF DIRECTORS

      In Fiscal 2002, directors who were not regularly employed by the Company received an annual fee of $25,000 ($6,250 per quarter). Each such director was also paid a fee of $2,500 for attendance at each Board meeting and $1,500 for attending telephonic meetings of the Board. Committee members of the Board receive $5,000 per annum ($1,250 per quarter) and $1,000 for attending meetings of committees (other than telephonic meetings) and $500 for attending meetings of the committee held in conjunction with the Board meeting attended. Directors who are officers of the Company do not receive fees for attending meetings of the Board of Directors or its committees. On July 11, 2001,
Messrs. Allumbaugh, Collins, Jenkins, Nechamkin, Rosenblatt, Sonnino and Zurkow each received a grant of 1,000 fully vested options to purchase Common Stock with an exercise price of $4.48 per share pursuant to the Directors Plan.

      On March 29, 2001, the Board created the position of Lead Outside Director and appointed Mr. Collins to that position. The Lead Outside Director is responsible for, among other things, coordinating the activities of the independent directors and serving as Chairman of the Audit Committee. The Lead Outside Director received an annual fee of $25,000 ($6,250 per quarter) in Fiscal 2002 in addition to the fees described above.

      In July 1999, the Company adopted the Directors Plan. The Directors Plan makes available to the Company's directors, who are not employees of the Company, options to acquire in the aggregate up to 250,000 shares of Common Stock. Under the terms of the Directors Plan, each eligible director receives as of the date of appointment to the Board of Directors an option to purchase 20,000 shares of Common Stock (subject to antidilution adjustments) at a price equal to the fair market value (as defined in the Directors Plan) of such shares on the date of grant. The Directors Plan also provides for the issuance of additional options annually thereafter as of the first business day after the conclusion of each Annual Meeting of Stockholders of the Company. In July 2000 and July 2001, each director received options to purchase an additional 1,000 shares. The options expire ten years after the date of grant and vest immediately upon issuance. Options to acquire an additional 76,000 shares may be granted under the Directors Plan.

                    COMPENSATION AND STOCK OPTION COMMITTEE

      The Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors is currently composed of Messrs. Allumbaugh, Collins, Jenkins, Nechamkin and Zurkow with Mr. Zurkow as Chairman.

      The Compensation Committee reviews the annual recommendations of the Chief Executive Officer concerning the compensation of officers and of certain of the employees of the Company, including the compensation plans, retirement plans and fringe benefits in which such persons participate, and makes reports and recommendations with respect to such matters to the Board of Directors of the Company. The Compensation Committee also administers the Equity Plan and Directors Plan.

                              ANNUAL COMPENSATION

SALARY

      Salary adjustments for executive officers are generally made annually and are based on salary for the prior year, executive salary movement nationally and within the food distribution industry, individual performance, length of service and internal comparability considerations.

CASH BONUS PLANS

      Cash bonuses are paid to executive officers under the Company's Corporate Incentive Plan (the "CIP"). Participants in the CIP are determined by the Board of Directors upon recommendation of the Compensation Committee. Target bonus opportunities under the CIP are based on achievement of previously established financial goals for the Company, and on achievement of individual objectives.

      For Fiscal 2002, bonuses were accrued pursuant to the CIP. For Fiscal 2001, no bonuses were paid pursuant to the CIP, except for Mr. Littlefield. For Fiscal 2000, bonuses were accrued and paid pursuant to the CIP.

                                 STOCK OPTIONS

      In addition to Annual Compensation, the Company provides to certain of its officers and employees long-term incentive compensation under the Company's Equity Plan. Most of the stock options granted under the Equity Plan vest over a period of years determined by the Company's Compensation Committee. The Equity Plan provides for long-term incentives based upon objective, quantifiable measures of the Company's performance over time through the payment of incentive compensation, including the grant of stock options. See also "Executive Compensation - Summary Compensation Table" above.

      On October 24, 2001, the Company canceled 497,000 options with an exercise price of $18.30 (280,000 of which were held by Mr. Fisher and 217,000 of which were held by Mr. Fox) and 87,000 options with an exercise price of $8.75 (all held by Mr. Fox). On the same date, 510,000 new options were issued (260,000 to Mr. Fisher and 250,000 to Mr. Fox) with an exercise price of $4.35 (the market price on the grant date). In determining to cancel and reissue these options, the Board of Directors considered that the primary purpose of issuing stock options was to provide the Company's executives with additional incentive to perform at high levels and to continue their employment with the Company. The Board of Directors noted at the time of the negotiations with Messrs. Fisher and Fox concerning their continued employment with the Company that their outstanding options, whether or not they were currently exercisable, had exercise prices that were significantly higher than the current market price of the Common Stock. The Board of Directors believed these options were unlikely to be exercised in the foreseeable future. By offering to cancel certain of Mr. Fisher's and all of Mr. Fox's existing options and issue new options that would have an exercise price equal to the market value of the Common Stock on the grant date, the Board of Directors intended to provide Messrs. Fisher and Fox with improved performance incentives for increasing stockholder value.

                               OTHER COMPENSATION

      The Company also provides to its executive officers other compensation, such as retirement income, described elsewhere in this Proxy Statement. The amounts of these benefits generally are tied directly to salaries, as variously defined in the relevant plans. Such additional benefits are believed to be typical of the benefits provided by other public companies to their executives.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

      Mr. Fisher receives his annual compensation pursuant to his employment agreement. In addition, Mr. Fisher received grants of options to purchase 400,000 shares of Common Stock that are intended to provide him with an incentive to increase stockholder value. For a more in-depth discussion of Mr. Fisher's employment agreement, please see the discussion of Joseph V. Fisher's compensation under his employment agreement above.

                                         Peter L. Zurkow, Chairman
                                         Byron E. Allumbaugh
                                         Kevin P. Collins
                                         David B. Jenkins
                                         Gabriel S. Nechamkin

                         REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The charter was reproduced in the Fiscal 2001 Proxy Statement as Exhibit A. The current members of the Committee are Messrs. Collins (Chairman), Jenkins, Sonnino and Zurkow, each an outside independent director. The members of the Audit Committee held two meetings during Fiscal 2002. In addition, the Chairman of the Audit Committee held discussions with the Company's financial management and the Company's independent auditors regarding the Company's Consolidated Statement of Operations and Consolidated Balance Sheet and matters required by the Statement of Auditing Standards ("SAS") No. 61, as amended by SAS 89 and 90, prior to the public announcement of financial results of the Company's financial results for the first, second and third quarters of Fiscal 2002, and reviewed the Company's Form 10-Q's prior to such reports being filed with the Securities and Exchange Commission. Further, the Audit Committee reviewed the Company's Form 10-K for Fiscal 2002 prior to such report being filed with the Securities and Exchange Commission.

      The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to the shareholders, the public and others, (ii) the systems of internal controls regarding finance, accounting, legal compliance and ethical behavior that management and the Board of Directors have established and (iii) the Company's auditing, accounting and financial reporting process generally.

      The Company's independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committee) and the Audit Committee has discussed with the independent auditors that firm's independence. Based on this discussion, the Audit Committee recommends to the Board of Directors the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

      Based on the Audit Committee's review of the Company's consolidated financial statements and its discussions with management and the Company's independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for Fiscal 2002, in the Company's 10-K filed with the Securities and Exchange Commission.

AUDIT FEES

      Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company's consolidated financial statements for Fiscal 2002 and (ii) the limited review of the Company's unaudited consolidated interim financial statements, were $375,000.

ALL OTHER FEES

      In addition to the Audit Fees described above, the Company paid PricewaterhouseCoopers LLP an aggregate of $730,100 for pension, actuarial, tax and other services rendered during Fiscal 2002. No fees were paid during Fiscal 2002 for information technology consulting services.

      The Audit Committee considered whether the non-audit services rendered by PricewaterhouseCoopers LLP were compatible with maintaining
PricewaterhouseCoopers LLP's independence as auditors of our consolidated financial statements.

                                          Kevin P. Collins, Chairman
                                          David B. Jenkins
                                          Mark D. Sonnino
                                          Peter L. Zurkow

                               PERFORMANCE GRAPH

      The following are graphs which compare the cumulative total stockholder return of the Company's Common Stock, the cumulative total return of Standard & Poor's 500 Stock Index ("S&P Index") and the cumulative total return of Standard & Poor's Retail Food Index ("S&P Food Index") for (i) the period from February 1, 1997 through June 28, 1999 and (ii) the period from June 29, 1999 through February 2, 2002. The Company includes two graphs to demonstrate
(i) the performance of its former Common Stock through the date of the completion of the Company's financial restructuring and (ii) the performance of the Common Stock since the completion of the Company's financial restructuring on June 29, 1999.

                                         02/01/97   01/31/98   01/30/99   06/28/99   06/29/99   01/29/00   02/03/01   02/02/02
                                         --------   --------   --------   --------   --------   --------   --------   --------
Penn Traffic...........................    $100       $255       $30        $ 6        $100       $63        $32        $53
S & P 500..............................     100        125       163        169         100       101        100         83
S & P Food.............................     100        135       180        154         100        66         81         68

  (1) Assumes $100 invested on February 1, 1997, in the Company's former common stock, the S&P 500 Index and the S&P Food Index (also assumes reinvestment of dividends).

  (2) Assumes $100 invested on June 29, 1999, in Penn Traffic Common Stock, the S&P 500 Index and the S&P Food Index (also assumes reinvestment of dividends).

  (3) The stockholder returns shown are neither determinative nor indicative of future performance.

      2.    RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as independent auditors for the Company for the fiscal year ending February 1, 2003. A proposal to ratify such selection will be submitted to stockholders at the Annual Meeting. Although ratification by stockholders is not a prerequisite for the Board of Directors to select PricewaterhouseCoopers LLP as the Company's independent auditors, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent auditors will be reconsidered by the Board of Directors; however, the Board of Directors may select PricewaterhouseCoopers LLP notwithstanding the failure of the stockholders to ratify its selection.

      It is expected that a representative of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make statements and will be available to respond to appropriate questions.

      PricewaterhouseCoopers LLP, or its predecessor, has performed the annual examination of the Company's financial statements since 1981.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

      3.    ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the meeting other than that referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

      4.    STOCKHOLDER NOMINATIONS AND PROPOSALS

      The Company's by-laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director (other than a person nominated as a director by the Board of Directors), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board of Directors) at a meeting of stockholders. For any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be, and must be furnished to the Company generally not less than 30 days prior to the meeting. A copy of the applicable by-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

      In accordance with the rules of the Securities and Exchange Commission, any proposal of a stockholder intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company by April 16, 2003, for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2003 Annual Meeting of Stockholders, provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date (July 17, 2002), notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

      5.  ADDITIONAL INFORMATION

      At any time prior to their being voted, the enclosed proxies are revocable by written notice to the Secretary of the Company, by giving a later dated proxy or by appearance at the meeting and voting in person. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the record date must be present in person or represented by proxy for the transaction of business at the Annual Meeting.

      Solicitation of proxies will be made by mail, telephone and, to the extent necessary, by telegrams and personal interviews. Expenses in connection with the solicitation of proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to transmit proxy material to the beneficial owners of Common Stock held of record by such persons, at the expense of the Company. The Company has retained W.F. Doring to aid in the solicitation of proxies, and for its services the Company expects to pay fees of approximately $3,500 plus expenses.

                                         By Order of the Board of Directors

                                         FRANCIS D. PRICE JR.

                                         Secretary

May 30, 2002

Syracuse, New York

PROXY - THE PENN TRAFFIC COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS - JULY 17, 2002

The undersigned hereby appoints Peter L. Zurkow, Joseph V. Fisher and Martin A. Fox proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of common stock of The Penn Traffic Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Wyndham Hotel, 6301 Route 298, East Syracuse, New York 13057 on July 17, 2002 at 1:00 P.M. Eastern Standard Time, and at all adjournments thereof, as indicated on the proposals described in the Proxy Statement, and all other matters properly coming before said meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL
NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.                 ---
                                        ---

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                                                          000000  0000000000  0  0000

           THE PENN TRAFFIC COMPANY                                                       000000000.000 ext
                                                                                          000000000.000 ext
                                                                                          000000000.000 ext
                                                                                          000000000.000 ext
                                                                                          000000000.000 ext
                                                                                          000000000.000 ext
           MR    A SAMPLE                                                                 000000000.000 ext
           DESIGNATION (IF ANY)
           ADD 1
           ADD 2                                                                          HOLDER ACCOUNT NUMBER
           ADD 3
           ADD 4                                                                          C  1234567890     JNT
           ADD 5
           ADD 6




Use a black pen. Mark with
an X inside the grey areas    /X/                                                         / / Mark this box with an X if you have
as shown in this example.                                                                     made changes to your name or address
                                                                                              details above.

------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------

A    ELECTION OF DIRECTORS
1.   The Board of Directors recommends a vote FOR all Nominees listed in Proposal 1.

                               FOR   WITHHOLD                              FOR    WITHHOLD                            FOR   WITHHOLD

  01 - Byron E. Allumbaugh     / /     / /      04 - Martin A. Fox         / /     / /      07 - Lief D. Rosenblatt   / /     / /


  02 - Kevin P. Collins        / /     / /      05 - David B. Jenkins      / /     / /      08 - Mark D. Sonnino      / /     / /


  03 - Joseph V. Fisher        / /     / /      06 - Gabriel S. Nechamkin  / /     / /      09 - Peter L. Zurkow      / /     / /



B    ISSUES
The Board of Directors recommends a vote FOR Proposal 2.

                                                  FOR     AGAINST   ABSTAIN

2.   The proposal to ratify the appointment       / /       / /       / /
     of PricewaterhouseCoopers LLP as the
     independent accountants for The Penn
     Traffic Company for the fiscal year
     ending February 1, 2003.

     To consider and approve such other
     matters as may properly come before the
     meeting.

     All Proxies to vote at said Meeting or
     any adjournments thereof heretofore
     given by the undersigned are hereby
     revoked. Receipt of Notice of Annual
     Meeting and Proxy Statement is hereby
     acknowledged.

C    AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
     INSTRUCTIONS TO BE EXECUTED.

Please sign as name(s) appears on this proxy card. If joint account, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature 1 - Please keep signature within the box    Signature 2 - Please keep signature within the box        Date (dd/mm/2002)
---------------------------------------------------   ---------------------------------------------------    -----------------------
                                                                                                                  /      / 2002
---------------------------------------------------   ---------------------------------------------------    -----------------------